                                                                   EXHIBIT 10.12

                                LOAN AGREEMENT
                                --------------
                               (LINE OF CREDIT)


     This Loan Agreement dated June 12, 1995 is entered into by and between
                                   ----
Wells Fargo Bank, National Association, a national banking association ("Lender") and The Right Start, Inc., a California Corporation ("Borrower").


                              W I T N E S S E T H:
                              - - - - - - - - - -


     WHEREAS, Borrower has requested that Lender enter into certain financing arrangements with Borrower pursuant to which Lender may make loans and provide other financial accommodations to Borrower; and

     WHEREAS, Lender is willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


Section 1.  DEFINITIONS
            -----------

     All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement. Any accounting term used herein unless otherwise defined or set forth in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

     1.1 "Accounts" shall mean all present and future rights of Borrower to payment of or goods sold or leased for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

     1.2 "Availability Reserves" shall mean, as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Revolving Loans and Letters of Credit which would otherwise be available to Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, do or may affect either (i) the Collateral or its value, (ii) the assets, business or prospects of Borrower or any Obligor or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect or
(c) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default. Without restricting Lender's rights under the preceding portion of this paragraph,

Lender shall establish an availability reserve of 5% of Revolving Loans and Letter of Credit Obligations available under this Agreement until Lender determines that less than 10% of the items test counted by Lender (based on Lender's quarterly test count of at least 40 SKU's) have variances in excess of 10% of the amounts indicated in Borrower's then most recent perpetual inventory report submitted to Lender and that the aggregate variance of all such items counted is less than 2% of the amount indicated therefor in such perpetual inventory report as adjusted for any book reserves established by Borrower against such Inventory.

     1.3   "Cash Collateral Account" shall have the meaning set forth in Section
                                                                         -------
6.1 hereof.
- ---

     1.4 "Collateral" shall mean all the property in which Borrower or an Obligor grants or is required to grant to Lender a security interest or lien, as described in Section 5 hereof.
             ---------

     1.5 "Eligible Inventory" shall mean Inventory owned by Borrower which is and remains acceptable to Lender for lending purposes and is located at one of the addresses set forth in Schedule I to this Agreement, provided however, that if any such location is owned by a party other than Borrower, Lender shall have obtained from the owner thereof an agreement relative to Lender's rights with respect to such Inventory, in form and content satisfactory to Lender. In no event however shall Eligible Inventory include (a) work-in-process; (b) Inventory subject to a security interest or lien in favor of any person other than Lender except those permitted in this Agreement; and (c) Inventory which is not subject to the first priority, valid and perfected security interest of Lender. General criteria for Eligible Inventory may be established and revised from time to time by Lender in good faith. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

     1.6 "Equipment" shall mean all of Borrower's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

     1.7 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

     1.8 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Boards which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Section 8.10 hereof, GAAP shall be determined on the basis of
                ------------
such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to Lender prior to the date hereof.

     1.9 "General Intangibles" shall mean general intangibles (including, but not limited to, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, mailing lists, licenses, whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in equipment).

     1.10 "Information Certificate" shall mean the Information Certificate of Borrower constituting Exhibit A hereto containing material information with respect to Borrower, its business and assets provided by or on behalf of Borrower to Lender in connection with the preparation of this Agreement and the other Loan Documents and the financing arrangements provided for herein.

     1.11 "Inventory" shall mean all of Borrower's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

     1.12 "Letters of Credit" shall mean commercial or standby letters of credit issued by Lender from time to time under the Line of Credit.

     1.13  "Letter of Credit Agreement" shall have the meaning set forth in
Section 2.2(c) hereof.

     1.14 "Letter of Credit Obligations" shall mean at any time, the aggregate amount available to be drawn, plus amounts drawn and not yet reimbursed, under Letters of Credit.

     1.15 "Line of Credit" shall mean a revolving line of credit under which Lender agrees to make Revolving Loans and issue Letters of Credit, subject to the terms and conditions of this Agreement.

     1.16  "Line of Credit Note" shall have the meaning set forth in Section
2.1.

     1.17 "Loan Documents" shall mean, collectively, this Agreement and all notes, guarantees, security agreements, subordination agreements, and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower or any Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.18  "Maximum Amount" shall mean Five Million Dollars ($5,000,000.00).

     1.19 "Obligor" shall mean any guarantor, endorser, acceptor, surety, party to a Support Agreement, or other person liable on or with respect to the Line of Credit or who is the owner of any property which is security for the Line of Credit, or any of them, other than Borrower.

     1.20 "Records" shall mean all of Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person).

     1.21 "Revolving Loans" shall mean advances made by Lender to Borrower on a revolving basis under the Line of Credit, as set forth in Section 2.1 hereof.

     1.22 "Rights to Payment" shall mean all Accounts, General Intangibles, contract rights, chattel paper, documents, instruments, letters of credit, bankers acceptances and guaranties, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral (including, without limitation, (a) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (b) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (c) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including, without limitation, returned, repossessed and reclaimed goods, and (d) deposits by and property of account debtors or other persons securing the obligations of account debtors), monies, securities, credit balances, deposits, deposit accounts and other property of Borrower now or hereafter held or received by or in transit to Lender or its affiliates or at any other depository or other institution from or for the account of Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise.

     1.23 "Tangible Net Worth" shall mean, at any time, the aggregate of total stockholders' equity plus subordinated debt less any intangible assets.

     1.24 "Value" shall mean, as determined by Lender in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in-first-out basis in accordance with GAAP or (b) market value.

     1.25 "Working Capital" shall mean, at any time, total current assets less total current liabilities.


Section 2.  CREDIT FACILITIES
            -----------------

     2.1   Line of Credit
           --------------

           (a)  Lending Formula.  Subject to and upon the terms and conditions
                ---------------
contained herein, Lender agrees to make Revolving Loans (pursuant to Section 2.1 hereof) and issue Letters of Credit (pursuant to Section 2.2 hereof) under a line of credit (the "Line of Credit") from time to time in amounts requested by Borrower up to an aggregate outstanding principal amount equal to the lesser of
(1) the Maximum Amount; or (2) the sum of: (A) sixty (60%) percent of the Value of Eligible Inventory consisting of finished goods, plus (B) sixty percent (60%) percent of the then outstanding Letter of Credit Obligations incurred for the purpose of importing inventory, less 100% of the then outstanding Letter of Credit
                     ----
Obligations, less any Availability Reserves.
             ----

           (b)  Discretionary Reduction of Lending Formula. Lender may, in its
                ------------------------------------------
discretion, from time to time, upon not less than five (5) days prior notice to Borrower, reduce the lending formula(s) with respect to Eligible Inventory to the extent that Lender determines that: (A) the number of days of the turnover of the Inventory for any period has changed in any material respect or (B) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, or (C) the nature and quality of the Inventory has deteriorated. In determining whether to reduce the lending formula(s), Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Inventory or in establishing Availability Reserves.

           (c)  Overadvance.  In the event that the outstanding amount of any
                -----------
component of the Revolving Loans, or the aggregate amount of the outstanding Revolving Loans and Letter of Credit Obligations, exceed the amounts available under the lending formulas, the sublimits for Letters of Credit set forth in
Section 2.2(b) or the Maximum Amount, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrower shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

           (d)  Line of Credit Note.  Borrower's obligation to repay Revolving
                -------------------
Loans made under the Line of Credit shall be evidenced by a promissory note executed by Borrower, substantially in the form of Exhibit B hereto.

     2.2   Letters of Credit.
           ------------------

           (a)  Issuance.  Subject to, and upon the terms and conditions
                --------
contained herein, at the request of Borrower, Lender agrees from time to time during the term of this Agreement to issue Letters of Credit for the account of Borrower containing terms and conditions acceptable to Lender, provided however that no Letter of Credit shall have an expiration date beyond sixty (60) days following the maturity date of the Line of Credit set forth in Section 11.1 hereof.

           (b)  Letter of Credit Sublimits.  Except in Lender's discretion, the
                --------------------------
amount of all Letter of Credit Obligations shall not at any time exceed $400,000.00. At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, Borrower shall furnish cash collateral to Lender for the Letter of Credit Obligations.

           (c)  Letter of Credit Agreement.  Each Letter of Credit shall be
                --------------------------
subject to the additional terms and conditions of the Letter of Credit Agreement and related documents, if any, required by Lender in connection with the issuance thereof (each, a "Letter of Credit Agreement"). Each draft paid by Lender under a Letter of Credit shall be deemed a Revolving Loan under the Line of Credit and shall be repaid by Borrower in accordance with the terms and conditions of this Agreement applicable to such Revolving Loans; provided however, that if the Line of Credit is not available, for any reason whatsoever, at the time any draft is paid by Lender, or if Revolving Loans are not available under the Line of Credit at such time due to any limitation on borrowings set forth herein, then the full amount of such draft shall be immediately due and payable, together with interest thereon, from the date such amount is paid by Lender to the date such amount is fully repaid by Borrower, at the rate of interest applicable to Revolving Loans. In such event, Borrower agrees that Lender, at Lender's sole discretion, may debit Borrower's deposit account with Lender for the amount of any such draft.

     2.3   Availability Reserves.  All Revolving Loans and Letters of Credit
           ---------------------
otherwise available to Borrower pursuant to the lending formulas, sublimits and subject to the Maximum Amount, and other applicable limits hereunder shall be subject to Lender's continuing right to establish and revise Availability Reserves.


Section 3.  INTEREST AND FEES
            -----------------

     3.1   Interest.  The outstanding principal balance of Revolving Loans shall
           --------
bear interest at the rate set forth in the Line of Credit Note.

     3.2   Letter of Credit Fees.  Borrower shall pay to Lender fees upon the
           ---------------------
issuance or amendment of each Letter of Credit and upon the payment by Lender of each draft under any Letter of Credit determined in accordance with Lender's Commercial Finance Division's standard fees and charges in effect at the time any Letter of Credit is issued or amended or any draft is paid.

     3.3   Closing Fee.  Borrower shall pay to Lender as a closing fee the
           -----------
amount of $50,000.00, which shall be fully earned as of and payable on the date hereof.

     3.4   Facility Fee.  Borrower shall pay to Lender annually a facility fee
           ------------
in an amount equal to $25,000.00 while this Agreement is in effect and for so long thereafter as any of the Revolving Loans or Letter of Credit Obligations are outstanding, which fee shall be fully earned as of and payable in advance on each anniversary of the date hereof.

     3.5   Unused Line Fee.  Borrower shall pay to Lender monthly an unused line
           ---------------
fee for the Line of Credit equal to a rate per annum of one-half percent (0.50%) of the amount by which $3,500,000.00 exceeds the average daily principal balance of the outstanding Revolving Loans and Letter of Credit Obligations during the immediately preceding month (or part thereof) while this Agreement is in effect, which fee shall be payable on the first day of each month in arrears.

     3.6   Computation and Payment.  Interest and fees shall be computed on the
           -----------------------
basis of a 360-day year, actual days elapsed. Interest shall be payable at times and place set forth in the Line of Credit Note.


Section 4.  CONDITIONS PRECEDENT
            --------------------

     4.1.  Initial Credit.  The obligation of Lender to extend any credit
           --------------
contemplated by this Agreement is subject to the fulfillment to Lender's satisfaction of all of the following conditions:

           (a)  Approval of Lender Counsel.  All legal matters incidental to the
                --------------------------
extension of credit by Lender shall be satisfactory to counsel of Lender.

           (b)  Documentation.  Lender shall have received, in form and
                -------------
substance satisfactory to Lender, each of the following, duly executed:

                  (i)  This Agreement
                 (ii)  The Line of Credit Note
                (iii)  The Letter of Credit Agreement
                 (iv)  UCC-1 Financing Statement(s)
                  (v)  Security Agreement(s)
                 (vi)  Borrowing Resolution
                (vii)  Trademark Mortgage Agreement

           (c)  Insurance.  Borrower shall have delivered to Lender evidence of
                ---------
insurance coverage on all Borrower's property, covering risks, in amounts, issued by companies and in form and substance satisfactory to Lender, with loss payable endorsements in favor of Lender.

           (d)  Financial Condition.  There shall have been no material adverse
                -------------------
change, as determined by Lender, in the financial condition or business of Borrower, nor any material decline, as determined by Lender, in the market value of any collateral required hereunder or a substantial or material portion of the assets of Borrower.

           (e)  Security Interests.  Lender shall have received evidence, in
                ------------------
form and substance satisfactory to Lender, that Lender has valid perfected and first priority security interests in and liens upon the Collateral and any other property which is intended to be security for the Line of Credit, subject only to the security interests and liens permitted herein or in the other Loan Documents.

           (f)  Field Review.  Lender shall have completed a field review of the
                ------------
Records and such other information with respect to the Collateral as Lender may require to determine the amount of Revolving Loans available to Borrower, the results of which shall be satisfactory to Lender.

           (g)  Other Documents.  Lender shall have received, in form and
                ---------------
substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Loan Documents, including, without limitation, acknowledgments by lessors, mortgagees and warehousemen of Lender's security interests in the Collateral, waivers by such persons of any security interests, liens or other claims by such persons to the Collateral and agreements permitting Lender access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral.

           (h)  Availability.  Borrower shall have a minimum of $1,000,000.00 of
                ------------
availability for Revolving Loans in addition to the amount paid or to be to Borrower's prior lender to retire Borrower's line of credit with such prior lender and bringing all other obligations to a current status.

     4.2.  Subsequent Credit.  The obligation of Lender to make each extension
           -----------------
of credit requested by Borrower hereunder shall be subject to the fulfillment to Lender's satisfaction of each of the following conditions:

           (a)  Compliance.  The representations and warranties contained herein
                ----------
shall be true on and as of the date of the signing of this Agreement and on the date of each extension of credit by Lender pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Event of Default as defined herein, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, shall have occurred and be continuing or shall exist.

           (b)  Documentation.  Lender shall have received all additional
                -------------
documents which may be required in connection with such extension of credit.


Section 5.  GRANT OF SECURITY INTEREST
            --------------------------

     As security for all indebtedness of Borrower to Lender pursuant to this Agreement, Borrower grants to Lender security interests of first priority in the following property and interests in property, whether now owned or hereafter acquired or existing, and wherever located: all Rights to Payment, Inventory, Equipment, Records and all products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

All of the foregoing shall be evidenced by and subject to the terms of such documents as Lender shall reasonably require, all in form and substance satisfactory to Lender. Borrower shall reimburse Lender, immediately upon demand, for all costs and expenses incurred by Lender in connection with any of the foregoing security, including without limitation filing and recording fees and costs of environmental studies, appraisals, audits and title insurance.


Section 6.  COLLECTION AND ADMINISTRATION
            -----------------------------

     6.1   Cash Collateral Account.
           -----------------------

           (a)  Cash Collateral Account.  Borrower shall maintain with Lender,
                -----------------------
and Borrower hereby grants to Lender a security interest in, a non-interest bearing deposit account over which Borrower shall have no control ("Cash Collateral Account") and into which the proceeds of all Borrower's accounts and other rights to payment in which Lender has a security interest shall be deposited immediately upon their receipt. Borrower shall cooperate with Lender and execute all necessary documentation to ensure that all credit card collections are deposited directly by the merchant bank into the Cash Collateral Account.

           (b)  Calculations.  For purposes of calculating interest on the Line
                ------------
of Credit, such payments or other funds received will be applied (conditional upon final collection) as a principal reduction on the Line of Credit two (2) business days following the date of receipt by Lender's Commercial Finance Division of the inter-branch advice of deposit that such payments or other funds have been deposited in the Cash Collateral Account. For purposes of calculating the amount of the Revolving Loans available to Borrower such payments will be applied (conditional upon final collection) to the Line of Credit on the business day of receipt by the Commercial Finance Division, if such advices are received within sufficient time (in accordance with Lender's usual and customary practices as in effect from time to time) to credit Borrower's loan account on such day, and if not, then on the next business day.

           (c)  Immediate Deposit.  Borrower and all of its affiliates,
                -----------------
subsidiaries, shareholders, directors, employees or agents shall, acting as trustee for Lender, receive, as the property of Lender, any monies, checks, notes, drafts, or any other payment (collectively "Cash Receipts") relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Cash Collateral Account, or remit the same or cause the same to be remitted, in kind, to Lender, provided however that, notwithstanding the foregoing, Borrower shall remit, not later than Wednesday of each week, all Cash Receipts in excess of $5,000.00 per retail store received by its retail stores during the preceding calendar week. In no event shall Cash Receipts be commingled with Borrower's own funds, except for Cash Receipts generated by retail stores until the same are remitted to Lender.

     6.2   Statements.  Lender shall render to Borrower each month a statement
           ----------
setting forth the balance in Borrower's loan account(s) maintained by Lender for Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and conclusively binding upon Borrower as an account stated except to the extent that Lender receives a written notice from Borrower of any specific exceptions of Borrower thereto within thirty (30) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Borrower a written statement as provided above, the balance in Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrower.

     6.3   Payments.  All amounts due under Loan Documents shall be payable to
           --------
the Cash Collateral Account as provided in Section 6.1 or such other place as Lender may designate from time to time. Lender shall apply payments received or collected from Borrower or for the account of Borrower (including, without limitation, the monetary proceeds of collections or of realization upon any Collateral) to the Line of Credit, whether or not then due, in such order and manner as Lender determines. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Loan Documents may be charged directly to the loan account(s) of Borrower. Borrower shall make all payments due Lender free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of Borrower's obligations to Lender under this Agreement, Lender is required to surrender or return such payment or proceeds to any person or entity for any reason, then the obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrower shall be liable to pay to Lender, and does hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.3 shall survive the payment of Borrower's obligations under the Loan Documents and the termination of this Agreement.

     6.4   Use of Proceeds.  All Revolving Loans made or Letters of Credit
           ---------------
provided by Lender to Borrower pursuant to the provisions hereof shall be used by Borrower only for general operating, working capital and other proper corporate purposes of Borrower not otherwise prohibited by the terms of this Agreement. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Revolving Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.


Section 7.  REPRESENTATIONS AND WARRANTIES
            ------------------------------

     Borrower makes the following representations and warranties to Lender, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Lender subject to this Agreement.

     7.1   Legal Status.  Borrower is a corporation duly organized and existing
           ------------
and in good standing under the laws of the State of California, and is qualified or licensed to do business, and is in good standing as a foreign corporation, if applicable, in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

     7.2   Authorization and Validity.  The Loan Documents have been duly
           --------------------------
authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms.

     7.3   No Violation.  The execution, delivery and performance by Borrower of
           ------------
each of the Loan Documents do not violate any provision of any law or regulation, or contravene any provision of Borrower's Articles of Incorporation, or result in a breach of or constitute a default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

     7.4   No Claims.  As of the date of this Agreement, there are no pending,
           ---------
or to the best of Borrower's knowledge threatened, actions, claims, investigations, suits or proceedings before any governmental authority, arbitrator, court or administrative agency which may adversely affect the financial condition or operation of Borrower other than those disclosed by Borrower to Lender in the Information Certificate.

     7.5   Correctness of Financial Statement.  The financial statement of
           ----------------------------------
Borrower dated April 26, 1995, heretofore delivered by Borrower to Lender is complete and correct and presents fairly the financial condition of Borrower; discloses all liabilities of Borrower that are required to be reflected or reserved against under GAAP, whether liquidated or unliquidated, fixed or contingent; and has been prepared in accordance with generally accepted accounting principles consistently applied. From the date of such financial statement to the date of this Agreement, there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged or granted a security interest in or encumbered any of its assets or properties except as disclosed by Borrower to Lender in writing in the Information Certificate or as permitted by this Agreement.

     7.6   Income Tax Returns.  Except as set forth in the Information
           ------------------
Certificate, Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year.

     7.7   No Subordination.  There is no agreement, indenture, contract or
           ----------------
instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement to any other obligation of Borrower.

     7.8   Permits, Franchises.  Borrower possesses, and will hereafter possess,
           -------------------
all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade names, trade name rights, patents, patent rights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged without conflict with the rights of others.

     7.9   ERISA.  Borrower is in compliance in all material respects with all
           -----
applicable provisions of the Employee Retirement Income Security Act of 1974, as amended from time to time (ERISA); Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a "Plan"); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower;

Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

     7.10  Other Obligations.  Borrower is not in default on any obligation for
           -----------------
borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

     7.11  Environmental Matters.  Except as disclosed by Borrower to Lender in
           ---------------------
writing prior to the date hereof, Borrower is in compliance in all material respects with all applicable environmental, hazardous waste, health and safety statutes and regulations governing its operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA), the Superfund Amendments and Reauthorization Act of 1986 (SARA), the Federal Resource Conservation and Recovery Act of 1976, the Federal Toxic Substances Control Act and the California Health and Safety Code. None of the operations of Borrower is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.


Section 8.  AFFIRMATIVE COVENANTS
            ---------------------

     Borrower covenants that so long as Lender remains committed to extend credit to Borrower pursuant to the terms of this Agreement or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Lender under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall:

     8.1   Punctual Payments.  Punctually pay the interest and principal on each
           -----------------
of the Loan Documents requiring any such payments at the times and place and in the manner specified therein, and any fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein, and immediately upon demand by Lender, the amount by which the outstanding principal balance of the Line of Credit is at any time in excess of any limitation on borrowings hereunder.

     8.2   Records and Premises.  Maintain proper books and records in which
           --------------------
true and complete entries shall be made of all dealings or transactions of or in relation to Collateral and the business of Borrower in accordance with GAAP. From time to time as requested by Lender, at the cost and expense of Borrower, allow Lender or its designee complete access to all of Borrower's premises during normal business hours and after notice to Borrower, or at any time and without notice to Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrower's books and records, including, without limitation, the Records, and promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request, and allow Lender during normal business hours to use such of Borrower's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.

     8.3   Collateral Reporting.  Borrower shall provide Lender with the
           --------------------
following in a form satisfactory to Lender:

           (a) on the first business day of each week and as of the last business day of the preceding week (or more frequently as Lender may request) perpetual inventory report by location;

           (b) on or before the 10th day after and as of the end of each month, (or more frequently as Lender may request), agings of accounts receivable and of accounts payable;

           (c) upon Lender's request, (i) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (ii) copies of shipping and delivery documents, and (iii) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrower;

           (d) upon Lender's request, Borrower shall, at its expense, no more than once in any twelve (12) month period, but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Collateral in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender or upon which Lender is expressly permitted to rely; and

           (e) such other reports as to the Collateral as Lender shall request from time to time. If any of Borrower's records of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

     8.4   Financial Statements.  Provide to Lender all of the following, in
           --------------------
form and detail satisfactory to Lender:

           (a) not later than ninety (90) days after and as of the end of each fiscal year, an audited financial statement of Borrower, prepared by an independent certified public accountant acceptable to Lender, to include balance sheet, income statement, statement of cash flows and footnotes, if any, and within ten (10) days after filing, but in no event later than each February 25, copies of Borrower's filed federal and state income tax returns for such year, together with a filed SEC Schedule 10K and all exhibits thereto;

           (b) not later than twenty (20) days after and as of the end of each month, an income statement.

           (c) not later than forty-five (45) days after and as of the end of each fiscal quarter, a financial statement of

Borrower, prepared by Borrower, to include balance sheet and income statement together with a filed SEC Schedules 10Q and all exhibits thereto;

           (d) contemporaneously with each annual and quarterly financial statement of Borrower required hereby, a certificate of the chief executive officer, president or chief financial officer of Borrower that the financial statements delivered pursuant thereto are accurate and that there exists no Event of Default nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default; and

           (e) from time to time such other information as Lender may reasonably request, which may include, without limitation, budgets, forecasts, projections and other information respecting the Collateral and the business of Borrower

     8.5   Compliance.  Maintain all licenses, permits, governmental approvals,
           ----------
rights, privileges and franchises necessary for the conduct of its business; conduct its business in an orderly and regular manner; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower or its business.

     8.6   Insurance.  Maintain and keep in force insurance of the types and in
           ---------
amounts customarily carried in lines of business similar to Borrower's, including but not limited to fire, extended coverage, public liability, property damage and workers' compensation, carried with companies and in amounts satisfactory to Lender, and deliver to Lender from time to time at Lender's request schedules setting forth all insurance then in effect. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Borrower's Obligations to Lender under this Agreement, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for such Obligations.

     8.7   Facilities.  Keep all Borrower's properties useful or necessary to
           ----------
Borrower's business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that Borrower's properties shall be fully and efficiently preserved and maintained.

     8.8   Taxes and Other Liabilities.  Pay and discharge when due any and all
           ---------------------------
indebtedness, obligations, assessments and taxes, both real or personal and including federal and state income and payroll taxes, except such as Borrower may in good faith contest or as to which a bona fide dispute may arise, provided provision is made to the satisfaction of Lender for eventual payment thereof in the event that it is found that the same is an obligation of Borrower.

     8.9   Litigation.  Promptly give notice in writing to Lender of any
           ----------
litigation pending or threatened in writing against Borrower where the damages claimed against Borrower exceed $100,000.00 with respect to any single litigation, or $250,000.00 in the aggregate with respect to all litigation.

     8.10  Financial Condition.  Maintain Borrower's financial condition as
           -------------------
follows:

           (a) Working Capital excluding the outstanding principal balance of Revolving Loans not at any time less than $3,000,000.00.

           (b) Tangible Net Worth not at any time less than $7,000,000.00.

     8.11  Notice to Lender.  Promptly (but in no event more than five (5) days
           ----------------
after the occurrence of each such event or matter) give written notice to Lender in reasonable detail of: (a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default; (b) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; (c) any termination or cancellation of any insurance policy which Borrower is required to maintain, or any loss through liability or property damage, or through fire, theft or any other cause affecting Borrower's property. Provide no less than thirty (30) days prior notice of any change in the name or the organizational structure of Borrower

     8.12  Further Assurances.  At the request of Lender at any time and from
           ------------------
time to time, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Loan Documents, at Borrower's expense. Lender may at any time and from time to time request a certificate from an officer of Borrower representing that all conditions precedent to the making of Revolving Loans and issuing Letters of Credit contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any further Revolving Loans or provide any further Letters of Credit until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, Borrower hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender.

Section 9.  NEGATIVE COVENANTS
            ------------------

     Borrower further covenants that so long as Lender remains committed to Borrower pursuant to the terms of this Agreement or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Lender under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not without the prior written consent of Lender:

     9.1   Other Indebtedness.  Create, incur, assume or permit to exist any
           ------------------
indebtedness or liabilities resulting from borrowings, loans or advances (excluding unsecured trade payables incurred in the ordinary course of business), whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except the liabilities of Borrower to Lender and any other liabilities of Borrower existing as of, and disclosed to Lender prior to, the date hereof in the Information Certificate. This covenant shall not apply to advances made to Borrower by landlords for tenant improvements or to advances made to Borrower by customers as prepayment for purchases of inventory.

     9.2   Merger, Consolidation, Transfer of Assets.  Merge into or consolidate
           -----------------------------------------
with any corporation or other entity, unless (a) Borrower is the surviving entity, (b) Borrower is, following such merger or consolidation, in compliance with all terms and conditions of this Agreement, and (c) Lender has or has been granted a first priority security interest in all personal property assets of Borrower following such merger or consolidation; make any substantial change in the conduct or nature of Borrower's business; acquire all or substantially all of the assets of any corporation or other entity; nor sell, lease, transfer or otherwise dispose of all or a substantial or material part of its assets except in the ordinary course of business. Borrower shall provide Lender at least 45 days prior written notice of any merger or consolidation permitted under this
Section 9.2, together with such supporting documentation (including without limitation pro-forma financial statements and projections) as Lender may require.

     9.3   Guaranties.  Guarantee or become liable in any way as surety,
           ----------
endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other person or entity, except as disclosed in the Information Certificate.

     9.4   Loans, Advances, Investments.  Make any loans or advances to or
           ----------------------------
investments in any person or entity, except for loans or advances to employees in ordinary cause of business, not to exceed $5,000.00 per employee and $25,000.00 in the aggregate, outstanding at any time.

     9.5   Dividends, Distributions.  Declare or pay any dividend or
           ------------------------
distribution either in cash, stock or any other property on Borrower's stock now or hereafter outstanding; nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower's stock now or hereafter outstanding.

     9.6   Pledge of Assets.  Mortgage, pledge, grant or permit to exist a
           ----------------
security interest in, or lien upon, any of its assets of any kind, now owned or hereafter acquired, except any of the foregoing in favor of Lender and except as set forth in the Information Certificate.

     9.7   New Collateral Location.  Open any new location unless Borrower (a)
           -----------------------
gives Lender thirty (30) days prior written notice of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including, without limitation, UCC financing statements.

Section 10.  EVENTS OF DEFAULT
             -----------------

     10.1  Events of Default.  The occurrence of any of the following shall
           -----------------
constitute an "Event of Default" under this Agreement:

           (a) Borrower shall fail to pay when due any principal, interest, fees or other amounts payable under this Agreement or any of the Loan Documents.

           (b) Any financial statement or certificate (including the Information Certificate) furnished to Lender in connection with this Agreement or any representation or warranty made by Borrower hereunder shall prove to be false, incorrect or incomplete in any material respect when furnished or made.

           (c) Any default in the performance of or compliance with any obligation, agreement or other provision contained in this Agreement or any of the Loan Documents (other than those referred to in (a) or (b)).

           (d) Any default in the payment or performance of any obligation, or any defined event of default, under the terms of any contract or instrument (other than any of the Loan Documents) pursuant to which Borrower has incurred any debt or other liability to any person or entity, including Lender, subject to applicable cure and/or grace periods set forth in such contracts or instruments.

           (e) The filing of a notice of judgment lien against Borrower; or the recording of any abstract of judgment against Borrower in any county in which Borrower has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower; or the entry of a judgment against Borrower; and with respect to any of the foregoing, the amount in dispute is in excess of $250,000.00, and the proceeding in question is not vacated or dismissed within 30 days after its occurrence, provided that Lender shall not be required to make Revolving Loans or issue Letters of Credit during such 30 day period. Mechanics' liens recorded against Borrower's real property (other than 5334 Sterling Center Drive, West Lake Village) shall be deemed not to be covered by paragraph (e), provided however that Lender may, in its discretion, declare to be ineligible Inventory located in any real property which is subject to a mechanics' lien pursuant to which any steps to foreclose have been initiated, whether or not such mechanics' lien or steps to foreclose constitutes an Event of Default.

           (f) Borrower or any Obligor shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower or any Obligor shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time ("Bankruptcy Code"), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to said Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower or any Obligor and is not dismissed within 45 days after such involuntary proceeding is filed, provided that Lender shall not be required to make advances during such 45 day period; or Borrower or any Obligor shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower or any Obligor shall be adjudicated a bankrupt, or an order for relief shall be entered by any court of competent jurisdiction under said Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

           (g) There shall exist or occur any event or condition which Lender in good faith and reasonably believes impairs, or is substantially likely to impair, the prospect of payment or performance by Borrower of its obligations under any of the Loan Documents.

           (h) The death or incapacity of any Obligor. The dissolution or liquidation of Borrower; or Borrower or any of its directors, stockholders or members, shall take action seeking to effect the dissolution or liquidation of Borrower.

           (i) Any change in ownership during the term of this Agreement of an aggregate of twenty-five percent (25%) or more of the common stock of Borrower in a single or in affiliated transaction which results in an individual or entity unacceptable to Bank, in its reasonable discretion, owing or controlling such common stock.

           (j) Any Obligor revokes or terminates its support agreement, guarantee, endorsement or other agreement in favor of Lender. Any creditor of Borrower which has executed a subordination in favor of Lender revokes or terminates such subordination.

           (k) The indictment or threatened indictment of Borrower or any Obligor under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Borrower or any Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of Borrower.

           (l) Any two (2) members of Borrower's Senior Management shall cease, for any reason and at any time, to be employed by Borrower on a full-time basis. Senior Management means Stanley M. Fridstein, Lenny M. Targon, Gina M. Shauer, Ronald J. Blumenthal.

     10.2  Remedies.  If an Event of Default shall occur, (a) any indebtedness
           --------
of Borrower under any of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Lender's option and without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by Borrower; (b) the obligation, if any, of Lender to permit further borrowings hereunder shall immediately cease and terminate; and (c) Lender shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any credit accommodation from Lender subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Lender in connection with each of the Loan Documents may be exercised at any time by Lender and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.


Section 11.  TERM OF AGREEMENT AND MISCELLANEOUS
             -----------------------------------

     11.1  Term.
           ----

           (a) Maturity Date.  This Agreement and the other Loan Documents shall
               -------------
become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date three (3) years from the date hereof. Upon the date of termination of the Loan Documents, Borrower shall pay to Lender, in full, all outstanding and unpaid obligations under this Agreement and the other Loan Documents and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent obligations, including issued and outstanding Letters of Credit and checks or other payments provisionally credited to the obligations and/or as to which Lender has not yet received final and indefeasible payment. Interest shall be due until and including the next business day, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account later than 12:00 noon, California time.

           (b) Continuing Obligations.  No termination of this Agreement or the
               ----------------------
other Loan Documents shall relieve or discharge Borrower of its respective duties, obligations and covenants under this Agreement or the other Loan Documents until all Borrower's obligations under this Agreement and the other Loan Documents have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Loan Documents and applicable law, shall remain in effect until all such obligations have been fully and finally discharged and paid.

           (c) Early Termination Fee.  If for any reason (other than as set
               ---------------------
forth in paragraph 11.1(d)) this Agreement is terminated prior to the end of the then current term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrower agrees to pay to Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:

                     Amount                 Period
              --------------------   --------------------

         (i)  5% of Maximum Amount   June 12, 1995 to and
                                     including June 11, 1996

        (ii)  3% of Maximum Amount   June 12, 1996 to and
                                     including June 11, 1997

       (iii)  1% of Maximum Amount   June 12,1997 to and
                                     including June 12, 1998

Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrower agrees that it is reasonable under the circumstances currently existing.

           (d) No Early Termination Fee.  No early termination fee shall be
               ------------------------
payable if a group or division of Wells Fargo Bank, (other than the Commercial Finance Division or the workout group), or an affiliate of Wells Fargo Bank extends credit to Borrower, which credit refinances and/or replaces in full the credit facilities granted under this Agreement.

     11.2  No Waiver.  No delay, failure or discontinuance of Lender in
           ---------
exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Lender of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

     11.3  Notices.  All notices, requests and demands which any party is
           -------
required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

     BORROWER:  THE RIGHT START, INC.
                5334 Sterling Center Drive
                West Lake Village, CA  91361
                Attn: Gina M. Shauer, C.F.O.


     LENDER:    WELLS FARGO BANK, NATIONAL ASSOCIATION
                Commercial Finance Division
                9000 Flair Drive, Third Floor
                El Monte, CA  91731

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

     11.4  Costs, Expenses and Attorneys' Fees.  Borrower shall pay to Lender
           -----------------------------------
immediately upon demand the full amount of all costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Lender's in-house counsel), incurred by Lender in connection with (a) the negotiation and preparation of this Agreement and each other of the Loan Documents, Lender's continued administration hereof and thereof, and the preparation of any amendments and waivers hereto and thereto, (b) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrower's operations, plus a per diem charge for Lender's examiners in the field and office at Lender's Commercial Finance Division's rate in effect from time to time, (c) the enforcement of Lender's rights and/or the collection of any amounts which become due to Lender under any of the Loan Documents, and (d) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation any action for declaratory relief.

     11.5  Successors, Assignment.  This Agreement shall be binding on and inure
           ----------------------
to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interest hereunder without the prior written consent of Lender. Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Lender's rights and benefits under each of the Loan Documents. In connection therewith, Lender may disclose all documents and information which Lender now has or may hereafter acquire relating to any credit extended by Lender to Borrower, Borrower or its business, any Obligor or the business of any Obligor, or any collateral required hereunder.

     11.6  Entire Agreement, Amendment.  This Agreement and each other of the
           ---------------------------
Loan Documents constitute the entire agreement between Borrower and Lender with respect to any extension of credit by Lender subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only by a written instrument executed by each party hereto. In the event of an express conflict or inconsistency between the terms of this Agreement and the terms of any other Loan Document, the terms of this Agreement shall prevail.

     11.7  No Third Party Beneficiaries.  This Agreement is made and entered
           ----------------------------
into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

     11.8  Time.  Time is of the essence of each and every provision of this
           ----
Agreement and each other of the Loan Documents.

     11.9  Severability of Provisions.  If any provision of this Agreement shall
           --------------------------
be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

     11.10 Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of California, except to the extent that Lender has greater rights or remedies under Federal law, whether as a national bank or otherwise, in which case such choice of California law shall not be deemed to deprive Lender of such rights and remedies as may be available under Federal law.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

                                      WELLS FARGO BANK,
THE RIGHT START, INC.                 NATIONAL ASSOCIATION


By: __________________________        By: __________________________
      Gina M.Shauer                           Scott James Lorimer

Title: Chief Financial Officer        Title: Vice President

                         REVOLVING LINE OF CREDIT NOTE


$5,000,000.00                                       Westlake Village, California
                                                                   June 12, 1995
                                                                        --

     FOR VALUE RECEIVED, the undersigned THE RIGHT START, INC. ("Borrower") promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") at its office at 9000 Flair Drive, El Monte, California, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Five Million Dollars ($5,000,000.00), or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement (computed on the basis of a 360-day year, actual days elapsed) at a fluctuating rate per annum one percent (1.00%) above the Prime Rate in effect from time to time. Each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank.


A.   INTEREST:

     1.  Payment of Interest.  Interest accrued on this Note shall be payable on
         -------------------
the first day of each month, commencing July 1, 1995.

     2.  Default Interest.  During the continuance of an Event of Default under
         ----------------
this Note, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to three percent (3.00%) above the rate of interest from time to time applicable to this Note.


B.   BORROWING AND REPAYMENT:

     1.  Borrowing and Repayment.  Borrower may from time to time during the
         -----------------------
term of this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with this Note; provided however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Note shall be due and payable in full on June 12, 1998.
        --

     2.  Advances.  Advances hereunder, to the total amount of the principal sum
         --------
stated above, may be made by the holder at the oral or written request of (a)
President , CEO, CFO            or Asst.Secretary                 , any one
- -----------------------------     --------------------------------
acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (b) any person, with respect to advances deposited to the credit of any account of any Borrower with the holder, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of each Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by any Borrower.

     3.  Application of Payments.  Each payment made on this Note shall be
         -----------------------
credited first, to any interest then due and second, to the outstanding principal balance hereof.

     4.  Prepayment.  Borrower may prepay principal on any portion of this Note
         ----------
which bears interest determined in relation to the Prime Rate at any time, in any amount and without penalty.


C.   EVENTS OF DEFAULT:

     This Note is the Line of Credit Note made pursuant to and is subject to the terms and conditions of that certain Loan Agreement between Borrower and Bank dated as of June 12, 1995, as amended from time to time. Any default in the
                 ---
payment or performance of any obligation, or any defined event of default, under said Credit Agreement shall constitute an "Event of Default" under this Note.


D.   MISCELLANEOUS:

     1.  Remedies.  Upon the occurrence of any Event of Default, the holder of
         --------
this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are expressly waived by each Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Each Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy proceeding relating to any Borrower.

     2.  Obligations Joint and Several.  Should more than one person or entity
         -----------------------------
sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

     3.  Governing Law.  This Note shall be governed by and construed in
         -------------
accordance with the laws of the State of California, except to the extent Bank has greater rights or remedies under

Federal law, whether as a national bank or otherwise, in which case such choice of California law shall not be deemed to deprive Bank of any such rights and remedies as may be available under Federal law.


THE RIGHT START, INC.

By: /s/ Gina M. Shauer
   -----------------------------
        Gina M.Shauer
Title: Chief Financial Officer





                       FIRST AMENDMENT TO LOAN AGREEMENT

     THIS FIRST AMENDMENT TO LOAN AGREEMENT (this "Amendment") is entered into as of 7/24/96, by and between THE RIGHT START, INC., a California corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Lender").

                                    RECITALS
                                    --------

     WHEREAS, Borrower is currently indebted to Lender pursuant to the terms and conditions of that certain Loan Agreement between Borrower and Lender dated as of June 12, 1995, as amended from time to time ("Loan Agreement").

     WHEREAS, Lender and Borrower have agreed to certain changes in the terms and conditions set forth in the Loan Agreement and have agreed to amend the Loan Agreement to reflect said changes.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Loan Agreement shall be amended as follows:

     1. Section 2.2 (b) is hereby amended by deleting "Four Hundred Thousand Dollars ($400,000.00)" as the maximum amount of all Letter of Credit Obligations under the subfeature therefor under the Line of Credit, and by substituting for said amount "Six Hundred Fifty Thousand Dollars ($650,000.00)."

     2. Except as specifically provided herein, all terms and conditions of the Loan Agreement remain in full force and effect, without waiver of modification. All terms defined in the Loan Agreement shall have the same meaning when used in this Amendment. This Amendment and the Loan Agreement shall be read together, as one document.

     3. Borrower hereby remakes all representations and warranties contained in the Loan Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Loan Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.


                                       WELLS FARGO BANK,

THE RIGHT START, INC.                  NATIONAL ASSOCIATION


By:___________________________         By:__________________________
       Gina M. Shauer                        Scott J. Lorimer
Title: Chief Financial Officer               Vice President